Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation to Acquire Business of MVP Laboratories, Inc., an Animal Vaccine and Adjuvant Manufacturer and Marketer

TEANECK, N.J., January 12, 2016 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (“Phibro”) (NASDAQ:PAHC) today announced an agreement to purchase the assets of MVP Laboratories, Inc. (“MVP”), a privately held developer, manufacturer and marketer of livestock vaccines, vaccine adjuvants and other products based in Omaha, Nebraska. Acquiring the MVP business strengthens Phibro’s core animal vaccine business and provides new opportunities in a fast-growing segment of the animal health industry. In addition to other products, MVP manufactures the MJPRRS® autogenous swine vaccine, which Phibro exclusively distributes pursuant to its agreement with MJ Biologics, Inc.

“This transaction is an excellent strategic fit that supports our growth initiatives by providing Phibro with an innovative organization and proven manufacturing capabilities,” said Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer. “By expanding the capabilities and broadening the species reach of Phibro vaccines, we are adding a platform for growth and value creation consistent with our vision for the future.”

“Our business has great opportunities to grow as part of Phibro,” said Mary Lou Chapek, Chief Executive Officer of MVP. “Phibro has proven expertise in supporting livestock producers with high-quality products and technical support that help improve animal health, productivity and profitability. We believe that Phibro has the resources and capabilities necessary to maximize MVP’s strong production and development capabilities and to fuel development of our pipeline products. The value of this transaction is a testament to the highly skilled, innovative and hard-working people of MVP.”

“A key part of our strategic plan is to grow our vaccine business and specifically to expand Phibro’s presence in the North American vaccine market through an expanded product offering and the acquisition of a U.S-based vaccine manufacturing facility,” said Larry Miller, Phibro’s President, Animal Health. “MVP’s expertise in autogenous vaccines coupled with its first-class diagnostic laboratory will enable Phibro to produce vaccines tailored to match disease strains for specific customers. Phibro will market herd-specific autogenous and conventional vaccines under the Phibro Animal Health brand.”

In addition to its vaccine business, MVP is a global supplier of adjuvant systems for animal vaccines. MVP provides high-quality, ready-to-mix adjuvants that are free from animal origin components, including the EMULSIGEN®, CARBIGEN™ and POLYGEN™ platform systems, and also produces custom adjuvants for vaccine producers based on specific antigen and/or delivery requirements. “Phibro plans to support growth of the adjuvant business by investing in development, marketing and production. The adjuvant business will continue to be marketed under the MVP Technologies brand,” said Miller.

“Phibro and MVP employees share similar values and have a shared vision for working collaboratively with customers to help identify and provide solutions for health challenges for their farms. We welcome MVP’s dedicated team of 50 employees in joining Phibro,” added Miller.

Subject to customary closing conditions, Phibro expects to complete the acquisition in January, 2016 and intends to draw on its existing credit facilities to finance the transaction. Phibro expects the transaction to be accretive to adjusted EBITDA and adjusted diluted EPS.

Phibro will discuss the transaction on its regularly scheduled investor conference call on Wednesday, February 10, 2016.

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture. The company reported net sales of $749 million for the fiscal year ended June 30, 2015. For further information, please visit www.pahc.com.

Contact

Phibro Animal Health Corporation

Richard Johnson

Chief Financial Officer

+1-201-329-7300

investor.relations@pahc.com

Forward-Looking Statements

This communication contains forward-looking statements, which reflect Phibro’s current views with respect to business plans or prospects, the transactions described herein, and other future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

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